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                                November 18, 1996

Board of Directors
Java Centrale, Inc.
1610 Arden Way, Suite 266
Sacramento, CA 95815


               RE:  Certain Stock Purchase Warrants
                    REGISTRATION STATEMENT ON FORM S-8


Gentlemen:

     We are acting as your counsel in connection with the registration, under the Securities Act of 1933, as amended (the "Act"), of 1,300,000 shares of the no par value Common Stock (the "Shares") of Java Centrale, Inc. (the "Company"), which may be issued pursuant to (a) that certain Stock Purchase Warrant, dated as of January 1, 1996, issued by the Company to Edward T. Peabody, and (b) those certain Stock Purchase Warrants, each dated as of September 30, 1996, issued by the Company to each of Richard D. Shannon, Gary
C. Nelson, and Steven J. Orlando (together, the "Warrants"). A Registration Statement on Form S-8 is proposed to be filed under the Act with respect to the Shares, and this opinion is proposed to be filed as an exhibit thereto.

     In connection with such registration, we have examined the Registration Statement, the Warrants, and such other documents as we deemed necessary in order to form the opinions herein expressed. As to various questions of fact material to such opinions, where relevant facts were not independently verified, we have relied upon statements of the Company's officers and representations of the individual Warrant recipients, and we have assumed the genuineness of all documents, and copies of documents, provided to us by the Company.

     Based upon and subject to the foregoing, after having given due regard to such issues of law as we have deemed relevant and assuming that (i) the Registration Statement becomes and remains effective, (ii) the prospectus delivered to the recipients of the Warrants, and the Company's delivery procedures, fulfill all the requirements of the Act through all periods relevant to this opinion, and (iii) all issuances of the Shares are made in compliance with the Warrants, the Blue Sky Laws of any states

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having jurisdiction over such issuances, and the Act, we are of the opinion that the Shares, when issued, will be validly issued, fully paid, and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of Section 7 of the Securities Act of 1933, as amended.

     This opinion is furnished solely in connection with the Registration Statement, and may not be used for any other purpose without our express written consent.

                                   Very truly yours,

                                   ROSENBLUM, PARISH & ISAACS, PC


                                   By:  /S/ PHILIP S. BOONE, JR.
                                        --------------------------
                                        A Member of the Firm